LONG-TERM INCENTIVE PLAN

RISE GOLD CORP.

(the "Company")

SECTION 1 ESTABLISHMENT AND PURPOSE OF THE PLAN

The Company wishes to establish this long-term incentive plan ("Plan"). The purpose of this Plan is to promote the long-term success of the Company and the creation of shareholder value by: (a) encouraging the attraction and retention of Eligible Persons; (b) encouraging such Eligible Persons to focus on critical long-term objectives; and (c) promoting greater alignment of the interests of such Eligible Persons with the interests of the Company, in each case as applicable to the type of Eligible Person to whom an Award is granted.

This Plan provides for the grant of Restricted Share Units, Performance Share Units, Deferred Share Units, Stock Appreciation Rights and Options to Eligible Persons, as further described herein.

This Plan is a "rolling up to 10%" security based compensation plan, permitting outstanding Incentive Securities in a maximum aggregate amount that is equal to ten percent (10%) of the issued and outstanding Shares at the date of any Award.

SECTION 2 DEFINITIONS

As used in this Plan, the following terms shall have the meanings set forth below:

(a) "Award" means any award of RSUs, PSUs, DSUs, SARs or Options granted under this Plan or the Prior Plan;

(b) "Award Agreement" means any written agreement, contract, or other instrument or document, including an electronic communication, as may from time to time be designated by the Company as evidencing any Award granted under this Plan or the Prior Plan;

(c) "Board" means the board of directors of the Company;

(d) "Blackout Period" means an interval of time during which the Company has determined that one or more Participants may not trade any securities of the Company because they may be in possession of publicly undisclosed material information pertaining to the Company;

(e) "Cessation Date" means the effective date on which a Participant ceases to be an Eligible Person for any reason;

(f) "Change of Control" means the occurrence of any one or more of the following events:

(i) a reorganization, amalgamation, merger, acquisition or other business combination (or a plan of arrangement in connection with any of the foregoing), other than solely involving the Company and any one or more of its affiliates, with respect to which all or substantially all of the persons who were the beneficial owners of the Shares and other securities of the Company immediately prior to such reorganization, amalgamation, merger, acquisition, business combination or plan of arrangement do not, following the completion of such reorganization, amalgamation, merger, acquisition, business combination or plan of arrangement, beneficially own, directly or indirectly, more than 50% of the resulting voting rights (on a fully-diluted basis) of the Company or its successor;

(ii) the sale, exchange or other disposition to a person other than an affiliate of the Company of all, or substantially all of the Company's assets;

(iii) a resolution is adopted to wind-up, dissolve or liquidate the Company;

(iv) a change in the composition of the Board, which occurs at a single meeting of the shareholders of the Company or upon the execution of a shareholders' resolution, such that individuals who are members of the Board immediately prior to such meeting or resolution cease to constitute a majority of the Board, without the Board, as constituted immediately prior to such meeting or resolution, having approved of such change; or

(v) any person, entity or group of persons or entities acting jointly or in concert (an "Acquiror") acquires or acquires control (including, without limitation, the right to vote or direct the voting) of Voting Securities of the Company which, when added to the Voting Securities owned of record or beneficially by the Acquiror or which the Acquiror has the right to vote or in respect of which the Acquiror has the right to direct the voting, would entitle the Acquiror and/or associates and/or affiliates of the Acquiror to cast or to direct the casting of 20% or more of the votes attached to all of the Company's outstanding Voting Securities which may be cast to elect directors of the Company or the successor Company (regardless of whether a meeting has been called to elect directors);

For the purposes of the foregoing, "Voting Securities" means Shares and any other shares entitled to vote for the election of directors and shall include any security, whether or not issued by the Company, which are not shares entitled to vote for the election of directors but are convertible into or exchangeable for shares which are entitled to vote for the election of directors including any options or rights to purchase such shares or securities;

(g) "Charitable Organization" means "charitable organization" as defined in the Tax Act;

(h) "Committee" means such committee of the Board performing functions in respect of compensation as may be determined by the Board from time to time;

(i) "Company" means Rise Gold Corp., a company incorporated under the law of Nevada, and any of its successors;

(j) "Consultant" means, in relation to the Company, an individual (other than a Director, Officer or Employee of the Company or of any subsidiary of the Company) or entity that:

(i) is engaged to provide services to the Company or any subsidiary of the Company, other than services provided in relation to a distribution (as such term defined in the Securities Act);

(ii) provides the services under a written contract with the Company or any subsidiary of the Company; and

(iii) in the reasonable opinion of the Company, spends or will spend a significant amount of time and attention on the affairs and business of the Company or of any subsidiary of the Company;

(k) "Deferred Share Unit" or "DSU" means a right to receive on a deferred basis, in the Board's discretion, a payment in Shares or cash as provided in Section 5.3 hereof and subject to the terms and conditions of this Plan or the Prior Plan and the applicable Award Agreement;

(l) "Determination Date" means a date determined by the Board in its sole discretion but not later than 90 days after the expiry of a Performance Cycle;

(m) "Director" means a director of the Company or a subsidiary of the Company, or an individual performing a similar function or occupying a similar position for the Company or a subsidiary of the Company;

(n) "Disability" means any disability with respect to a Participant which the Board, in its sole and unfettered discretion, considers likely to prevent permanently the Participant from:

(i) being employed or engaged by the Company, its subsidiaries or another employer, in a position the same as or similar to that in which he was last employed or engaged by the Company or its subsidiaries; or

(ii) acting as a Director or Officer;

(o) "DSU Payment Date" has the meaning set out in Subsection 5.3.5;

(p) "Effective Date" has the meaning set out in Section 8;

(q) "Election Form" means the form to be completed by a Director specifying the amount of Fees he or she wishes to receive in DSUs under this Plan;

(r) "Eligible Charitable Organization" means:

(i) any Charitable Organization or Public Foundation which is a Registered Charity, but is not a Private Foundation; or

(ii) a Registered National Arts Service Organization;

(s) "Eligible Person" means a Director, Officer, Employee, Management Company Employee, Consultant of the Company or a subsidiary of the Company or Eligible Charitable Organization;

(t) "Employee" means:

(i) an individual who is considered an employee of the Company or a subsidiary of the Company under the Tax Act and for whom income tax, employment insurance and Canada Pension Plan deductions must be made at source;

(ii) an individual who works full-time for the Company or a subsidiary of the Company providing services normally provided by an employee and who is subject to the same control and direction by the Company or a subsidiary of the Company over the details and methods of work as an employee of the Company or of the subsidiary, as the case may be, but for whom income tax deductions are not made at source; or

(iii) an individual who works for the Company or a subsidiary of the Company on a continuing and regular basis, providing services normally provided by an employee and who is subject to the same control and direction by the Company or a subsidiary of the Company over the details and methods of work as an employee of the Company or the subsidiary, as the case may be, but for whom income tax deductions are not made at source.

(u) "Exchange" means the Canadian Securities Exchange, and, if applicable, any other stock exchange on which the Shares are listed;

(v) "Extension Period" has the meaning set out in Section 5.4.5;

(w) "Fees"means the annual board retainer, chair fees, meeting attendance fees or any other fees payable to a Director by the Company;

(x) "Grant Date" means, for any Award, the date specified in an Award Agreement as the date on which an Award is granted;

(y) "Incentive Securities" means the Options, DSUs, RSUs, PSUs and SARs issuable to any Participant under this Plan or the Prior Plan;

(z) "Initial Shareholder Approval" has the meaning set out in Section 8;

(aa) "Investor Relations Activities" means "Investor Relations Activities" as defined in Policy 1 of the Canadian Securities Exchange;

(bb) "Investor Relations Service Provider" means any Consultant that performs Investor Relations Activities and any Director, Officer, Employee or Management Company Employee whose role and duties primarily consist of Investor Relations Activities;

(cc) "Management Company Employee" means an individual employed by a company providing management services to the Company, which services are required for the ongoing successful operation of the business enterprise of the Company;

(dd) "Market Price" means the market price per Share as determined by the Board, provided that if the Company is listed on an Exchange, such price shall not be less than the minimum price permitted by such Exchange and, while the Company is listed on the Canadian Securities Exchange such price shall not be less than the greater of: (i) $0.05; (ii) the closing market price per Share on the Trading Day prior to the Grant Date; and (iii) the closing market price per Share on the Grant Date, with respect to the pricing of Options.

(ee) "Officer" means:

(i) the chair or vice chair of the board of directors, or the chief executive officer, chief operating officer, chief financial officer, president, vice president, secretary, assistant secretary, treasurer, assistant treasurer or general manager of the Company or a subsidiary of the Company;

(ii) an individual who is designated as an officer under a bylaw or similar authority of the Company or a subsidiary of the Company, or

(iii) an individual who performs functions similar to those normally performed by an individual referred to in paragraphs (i) or (ii) directly above;

(ff) "Option" means an option to purchase Shares granted pursuant to, or governed by, this Plan or the Prior Plan;

(gg) "Prior Plan" means the Company's long-term incentive plan adopted by the Board on March 23, 2016;

(hh) "Participant" means any Eligible Person to whom Awards are granted;

(ii) "Participant's Account" means a notional account maintained for each Participant's participation in this Plan which will show any Incentive Securities credited to a Participant from time to time;

(jj) "Performance Criteria" means criteria established by the Board which, without limitation, may include criteria based on the Participant's personal performance and/or financial performance of the Company and its Subsidiaries, and that are to be used to determine the vesting of the PSUs;

(kk) "Performance Cycle" means the applicable performance cycle of the PSUs as may be specified by the Board in the applicable Award Agreement;

(ll) "Performance Share Unit" or "PSU" means a right awarded to a Participant to receive a payment in Shares as provided in Section 5.2 hereof and subject to the terms and conditions of this Plan or the Prior Plan and the applicable Award Agreement;

(mm) "Person" means any individual, corporation, partnership, association, joint- stock company, trust, unincorporated organization, or governmental authority or body;

(nn) "Private Foundation" means "private foundation" as defined in the Tax Act;

(oo) "Public Foundation" means "public foundation" as defined in the Tax Act;

(pp) "Registered Charity" means "registered charity" as defined in the Tax Act;

(qq) "Registered National Arts Service Organization" means "registered national arts service organization" as defined in the Tax Act;

(rr) "Related Person" means a person or an entity who, with respect to the Company, qualifies as a "related person" (as such term is defined under Section 2.22 of National Instrument 45-106 - Prospectus Exemptions);

(ss) "Restriction Period" means the time period between the Grant Date and the Vesting Date of an Award of RSUs specified by the Board in the applicable Award Agreement, which is subject to the requirements of this Plan with respect to vesting;

(tt) "Restricted Share Unit" or "RSU" means a right awarded to a Participant to receive a payment in Shares as provided in Section 5.1 hereof and subject to the terms and conditions of this Plan or the Prior Plan and the applicable Award Agreement;

(uu) "Retirement" means retirement from active employment with the Company or a subsidiary of the Company with the consent of an Officer;

(vv) "SAR Amount" has the meaning set out in Subsection 5.5.3;

(ww) "SAR Grant Price" has the meaning set out in Subsection 5.5.2;

(xx) "Security Based Compensation Plans" has the meaning set out in Subsection 4.1.1;

(yy) "Securities Act" means the Securities Act (British Columbia), as amended from time to time;

(zz) "Shares" means the common shares of the Company;

(aaa) "Stock Appreciation Right" or "SAR" means a right awarded to a Participant to receive a payment in Shares as provided in Subsection 5.5 hereof and subject to the terms and conditions of this Plan or the Prior Plan and the applicable Award Agreement;

(bbb) "Tax Act" means the Income Tax Act (Canada), as amended from time to time;

(ccc) "Trading Day" means any date on which the Canadian Securities Exchange (or other Exchange if the Shares are not listed on the Canadian Securities Exchange) is open for trading; and

(ddd) "Vesting Date" means, for any Award, the date when the Award is fully vested in accordance with the provisions of this Plan and the applicable Award Agreement.

SECTION 3 ADMINISTRATION

3.1 BOARD TO ADMINISTER PLAN. Except as otherwise provided herein, this Plan shall be administered by the Board and the Board shall have full authority to administer this Plan, including the authority to interpret and construe any provision of this Plan and to adopt, amend and rescind such rules and regulations for administering this Plan as the Board may deem necessary in order to comply with the requirements of this Plan.

3.2 DELEGATION TO COMMITTEE. All of the powers exercisable hereunder by the Board may, to the extent permitted by applicable law and as determined by resolution of the Board, be delegated to and exercised by the Committee or such other committee as the Board may determine.

3.3 INTERPRETATION. All actions taken and all interpretations and determinations made or approved by the Board in good faith shall be final and conclusive and shall be binding on the Participants and the Company, subject to any required approval of the Exchange.

3.4 NO LIABILITY. No Director shall be personally liable for any action taken or determination or interpretation made or approved in good faith in connection with this Plan and the Directors shall, in addition to their rights as Directors, be fully protected, indemnified and held harmless by the Company with respect to any such action taken or determination or interpretation made. The appropriate officers of the Company are hereby authorized and empowered to do all things and execute and deliver all instruments, undertakings and applications and writings as they, in their absolute discretion, consider necessary for the implementation of this Plan and of the rules and regulations established for administering this Plan. All costs incurred in connection with this Plan shall be for the account of the Company.

SECTION 4 SHARES AVAILABLE FOR AWARDS

4.1 LIMITATIONS ON SHARES AVAILABLE FOR ISSUANCE.

4.1.1 The maximum aggregate number of Shares issuable in respect of all Incentive Securities granted or issued under this Plan and all of the Company's other previously established or proposed security based compensation plans (collectively, "Security Based Compensation Plans"), at any point in time, shall not exceed ten percent (10%) of the total number of issued and outstanding Shares on a non-diluted basis at such point in time.

4.1.2 The maximum aggregate number of Shares issuable to any one Related Person at any point in time, in respect of all Incentive Securities granted or issued under Security Based Compensation Plans shall not exceed five percent (5%) of the issued and outstanding Shares on a non-diluted basis on the Grant Date, unless the Company has obtained the requisite disinterested shareholder approval.

4.1.3 The maximum aggregate number of Shares issuable to all Related Persons at any point in time, in respect of all Incentive Securities granted or issued under Security Based Compensation Plans shall not exceed ten percent (10%) of the issued and outstanding Shares on a non-diluted basis on the Grant Date, unless the Company has obtained the requisite disinterested shareholder approval.

4.1.4 The maximum aggregate number of Shares issuable to any one Related Person and the Associates of the Related Person, in respect of all Incentive Securities granted or issued under Security Based Compensation Plans in any twelve (12) month period, shall not exceed five percent (5%) of the issued and outstanding Shares on a non-diluted basis on the Grant Date, unless the Company has obtained the requisite disinterested shareholder approval.

4.1.5 The maximum aggregate number of Shares issuable to all Related Persons in respect of all Incentive Securities granted or issued under Security Based Compensation Plans in any twelve (12) month period, shall not exceed ten percent (10%) of the issued and outstanding Shares on a non-diluted basis on the Grant Date, unless the Company has obtained the requisite disinterested shareholder approval.

4.1.6 The maximum aggregate number of Shares issuable to all Investor Relations Service Providers in respect of all Incentive Securities granted or issued under Security Based Compensation Plans in any twelve (12) month period, shall not exceed two percent (2%) of the issued and outstanding Shares on a non-diluted basis on the Grant Date.

4.2 ACCOUNTING FOR AWARDS.

4.2.1 The number of Shares underlying an Award, or to which such Award relates, shall be counted on the Grant Date of such Award against the aggregate number of Shares available for granting or issuing Awards under this Plan. For the purposes of calculating the number of Shares reserved for issuance under this Plan, each Option and each SAR shall be counted as reserving one Share under the Plan, and notwithstanding that the settlement of any RSU, DSU and PSU may be completed in cash, each RSU, DSU and PSU shall, in each case, be counted as reserving one Share under this Plan.

4.2.2 As this Plan is an evergreen plan, the number of Incentive Securities issuable under this Plan will replenish in an amount equal to the number of Shares issued pursuant to the exercise or vesting, as applicable, of such Incentive Securities at any point in time. Notwithstanding anything herein to the contrary, any Shares related to Awards which have been settled in cash, cancelled, surrendered, forfeited, expired or otherwise terminated without the issuance of such Shares shall be available again for granting Awards under this Plan.

4.3 ADJUSTMENTS. If the number of outstanding Shares is increased or decreased as a result of a Share split or consolidation, or any adjustment is required to an Award granted or issued under this Plan pursuant to an amalgamation, merger, arrangement, reorganization, recapitalization, spin-off, dividend or other distribution, the Board may make appropriate adjustments, in accordance with the terms of this Plan, the policies of the Exchange, and applicable laws, to the number and price (or other basis upon which an Award is measured) of Incentive Securities credited to a Participant. Any determinations by the Board as to the required adjustments shall be made in its sole discretion and all such adjustments shall be conclusive and binding for all purposes under this Plan.

4.4 PRIOR PLAN. As of the Effective Date, Awards which are outstanding under the Prior Plan shall continue to be exercisable and shall be deemed to be governed by and be subject to the terms and conditions of this Plan except to the extent that the terms of this Plan are more restrictive than the terms of the Prior Plan under which such Awards were originally granted, in which case the Prior Plan shall govern.

4.5 RESALE RESTRICTIONS. All Incentive Securities shall be subject to any applicable resale restrictions pursuant to applicable securities laws. In addition, Incentive Securities and Shares underlying Incentive Securities must be subject to a hold period of four (4) months commencing on the date of distribution of the applicable Incentive Security unless written approval to issue the Incentive Security without the hold period is obtained from the Exchange, and the Award Agreement shall contain any applicable resale restriction or hold period.

4.6 BONA FIDE PARTICIPANTS. In respect of Awards granted to Employees, Consultants or Management Company Employees, the Company and the Participant is representing herein and in the applicable Award Agreement that the Participant is a bona fide Employee, Consultant, Consultant Company or Management Company Employee, as the case may be, of the Company or a subsidiary of the Company. The execution of an Award Agreement shall constitute conclusive evidence that it has been completed in compliance with this Plan.

SECTION 5. AWARDS

5.1 RESTRICTED SHARE UNITS

5.1.1 ELIGIBILITY AND PARTICIPATION. Subject to the provisions of this Plan and such other terms and conditions as the Board may prescribe, the Board may, from time to time, grant Awards of RSUs to Eligible Persons who are not Eligible Charitable Organizations. RSUs granted to a Participant shall be credited, as of the Grant Date, to the Participant's Account. The number of RSUs to be credited to each Participant shall be determined by the Board in its sole discretion in accordance with this Plan. Each RSU shall, contingent upon the lapse of any restrictions, represent one (1) Share, unless otherwise specified in the applicable Award Agreement. The number of RSUs granted pursuant to an Award and the Restriction Period in respect of such RSUs shall be specified in the applicable Award Agreement.

5.1.2 RESTRICTIONS. RSUs shall be subject to such restrictions as the Board, in its sole discretion, may establish in the applicable Award Agreement, which restrictions may lapse separately or in combination at such time or times and on such terms, conditions and satisfaction of objectives as the Board may, in its discretion, determine at the time an Award is granted.

5.1.3 VESTING. All RSUs will vest and become payable by the issuance of Shares at the end of the Restriction Period if all applicable restrictions have lapsed, as such restrictions may be specified in the Award Agreement.

5.1.4 CHANGE OF CONTROL. Unless otherwise determined by the Board, in the event of a Change of Control, all restrictions upon any RSUs shall lapse immediately and all such RSUs shall become fully vested in the Participant and will accrue to the Participant in accordance with Subsection 5.1.9.

5.1.5 DEATH. Other than as may be set forth in the applicable Award Agreement, upon the death of a Participant, any RSUs granted to such Participant which, prior to the Participant's death, have not vested, will be immediately and automatically forfeited and cancelled without further action and without any cost or payment, and the Participant or his or her estate, as the case may be, shall have no right, title or interest therein whatsoever. Any RSUs granted to such Participant which, prior to the Participant's death, had vested pursuant to the terms of the applicable Award Agreement will accrue to the Participant's estate in accordance with Subsection 5.1.9 hereof.

5.1.6 TERMINATION OF EMPLOYMENT OR SERVICE.

(a) Where a Participant's employment is terminated by the Company or a subsidiary of the Company for cause, or where a Participant's consulting agreement is terminated as a result of the Participant's breach, all RSUs granted to the Participant under this Plan will immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect as of the date of termination determined by the Board.

(b) Where a Participant's employment is terminated by the Company or a subsidiary of the Company without cause, by voluntary termination or due to Retirement by the Participant, or where a Participant's consulting agreement is terminated for a reason other than the Participant's breach, unless the applicable Award Agreement provides otherwise and subject to the provisions below, all RSUs granted to the Participant under this Plan that have not vested will immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect as of the date of termination determined by the Board, provided, however, that any RSUs granted to such Participant which, prior to the Participant's termination without cause, voluntary termination, Retirement or termination of agreement, had vested pursuant to the terms of the applicable Award Agreement will accrue to the Participant in accordance with Subsection 5.1.9 hereof.

5.1.7 DISABILITY. Where a Participant becomes afflicted by a Disability, all RSUs granted to the Participant under this Plan will continue to vest in accordance with the terms of such RSUs, provided, however, that no RSUs may be redeemed during a leave of absence. Where a Participant's employment or consulting agreement with the Company or a subsidiary of the Company is terminated due to Disability, unless the applicable Award Agreement provides otherwise and subject to the provisions below, all RSUs granted to the Participant under this Plan that have not vested will immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect as of the date of termination determined by the Board, provided, however, that any RSUs granted to such Participant that, prior to the Participant's termination due to Disability, had vested pursuant to term of the applicable Award Agreement will accrue to the Participant in accordance with Subsection 5.1.9 hereof.

5.1.8 CESSATION OF DIRECTORSHIP. Where, in the case of Directors, a Participant ceases to be a Director for any reason, any RSUs granted to the Participant under this Plan that have not yet vested will, unless the applicable Award Agreement provides otherwise and subject to the provisions below, immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect as of the Cessation Date, provided, however, that any RSUs granted to such Participant which, prior to the Cessation Date for any reason, had vested pursuant to the terms of the applicable Award Agreement will accrue to the Participant in accordance with Subsection 5.1.9 hereof.

5.1.9 PAYMENT OF AWARD. As soon as practicable after each Vesting Date of an Award of RSUs, and subject to the applicable Award Agreement, the Company shall issue from treasury to the Participant, or if Subsection 5.1.5 applies, to the Participant's estate, a number of Shares equal to the number of RSUs credited to the Participant's Account that become payable on the Vesting Date. As of the Vesting Date, the RSUs in respect of which such Shares are issued shall be cancelled and no further payments shall be made to the Participant under this Plan in relation to such RSUs. Such payments shall be made entirely in Shares, unless otherwise provided for in the applicable Award Agreement.

5.2 PERFORMANCE SHARE UNITS

5.2.1 ELIGIBILITY AND PARTICIPATION. Subject to the provisions of this Plan and such other terms and conditions as the Board may prescribe, the Board may, from time to time, grant Awards of PSUs to Eligible Persons who are not Eligible Charitable Organizations. PSUs granted to a Participant shall be credited, as of the Grant Date, to the Participant's Account. The number of PSUs to be credited to each Participant shall be determined by the Board, in its sole discretion, in accordance with this Plan. Each PSU shall, contingent upon the attainment of the Performance Criteria within the Performance Cycle, represent one (1) Share, unless otherwise specified in the applicable Award Agreement. The number of PSUs granted pursuant to an Award, the Performance Criteria that must be satisfied in order for the PSUs to vest and the Performance Cycle in respect of such PSUs shall be specified in the applicable Award Agreement.

5.2.2 PERFORMANCE CRITERIA. The Board will select, settle and determine the Performance Criteria (including without limitation the attainment thereof), for purposes of the vesting of the PSUs, in its sole discretion. An Award Agreement may provide the Board with the right, during a Performance Cycle or after it has ended, to revise the Performance Criteria and the Award amounts if unforeseen events (including, without limitation, changes in capitalization, an equity restructuring, an acquisition or a divestiture) occur which have a substantial effect on the financial results and which in the sole judgment of the Board make the application of the original Performance Criteria unfair or inappropriate unless a revision is made. Notices will be provided by the Company to the Exchange, if required, with respect to the foregoing.

5.2.3 VESTING. All PSUs will vest and become payable to the extent that the Performance Criteria set forth in the Award Agreement are satisfied for the Performance Cycle, the determination of which shall be made by the Board on the Determination Date.

5.2.4 CHANGE OF CONTROL. Unless otherwise determined by the Board, in the event of a Change of Control, all PSUs granted to a Participant shall become fully vested in such Participant (without regard to the attainment of any Performance Criteria) and shall become payable to the Participant in accordance with Subsection 5.2.9 hereof.

5.2.5 DEATH. Other than as may be set forth in the applicable Award Agreement and below, upon the death of a Participant, all PSUs granted to the Participant which, prior to the Participant's death, have not vested, will immediately and automatically be forfeited and cancelled without further action and without any cost or payment, and the Participant or his or her estate, as the case may be, shall have no right, title or interest therein whatsoever, provided, however, the Board may determine, in its sole discretion, the number of the Participant's PSUs that will vest based on the extent to which the applicable Performance Criteria set forth in the Award Agreement have been satisfied in that portion of the Performance Cycle that has lapsed. The PSUs that the Board determines to have vested shall become payable in accordance with Subsection 5.2.9 hereof.

5.2.6 TERMINATION OF EMPLOYMENT OR SERVICE.

(a) Where a Participant's employment is terminated by the Company or a subsidiary of the Company for cause, or where a Participant's consulting agreement is terminated as a result of the Participant's breach, all PSUs granted to the Participant under this Plan will immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect as of the date of termination determined by the Board.

(b) Where a Participant's employment is terminated by the Company or a subsidiary of the Company without cause, by voluntary termination or due to Retirement by the Participant, or where a Participant's consulting agreement is terminated for a reason other than the Participant's breach, unless the applicable Award Agreement provides otherwise and subject to the provisions below, all PSUs granted to the Participant which, prior to the Participant's termination, have not vested, will immediately and automatically be forfeited and cancelled without further action and without any cost or payment, and the Participant shall have no right, title or interest therein whatsoever as of the date of termination determined by the Board, provided, however, the Board may determine, in its sole discretion, the number of the Participant's PSUs that will vest based on the extent to which the applicable Performance Criteria set forth in the Award Agreement have been satisfied in that portion of the Performance Cycle that has lapsed. The PSUs that the Board determines to have vested shall become payable in accordance with Subsection 5.2.9 hereof.

5.2.7 DISABILITY. Where a Participant becomes afflicted by a Disability, all PSUs granted to the Participant under this Plan will continue to vest in accordance with the terms of such PSUs, provided, however, that no PSUs may be redeemed during a leave of absence. Where a Participant's employment or consulting agreement with the Company or a subsidiary of the Company is terminated due to Disability, unless the applicable Award Agreement provides otherwise and subject to the provisions below, all PSUs granted to the Participant under this Plan that have not vested will immediately and automatically be forfeited and cancelled without further action and without any cost or payment, and the Participant shall have no right, title or interest therein whatsoever as of the date of termination determined by the Board, provided, however, that the Board may determine, in its sole discretion, the number of the Participant's PSUs that will vest based on the extent to which the applicable Performance Criteria set forth in the Award Agreement have been satisfied in that portion of the Performance Cycle that has lapsed. The PSUs that the Board determines to have vested shall become payable in accordance with Subsection 5.2.9 hereof.

5.2.8 CESSATION OF DIRECTORSHIP. Where, in the case of Directors, a Participant ceases to be a Director for any reason, any PSUs granted to the Participant under this Plan that have not yet vested will, unless the applicable Award Agreement provides otherwise and subject to the provisions below, immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect as of the Cessation Date, provided, however, that the Board may determine, in its sole discretion, the number of the Participant's PSUs that will vest based on the extent to which the applicable Performance Criteria set forth in the Award Agreement have been satisfied in that portion of the Performance Cycle that has lapsed. The PSUs that the Board determines to have vested shall become payable in accordance with Subsection 5.2.9 hereof.

5.2.9 PAYMENT OF AWARD. Subject to the applicable Award Agreement, payment to Participants in respect of vested PSUs shall be made after the Determination Date for the applicable Award and in any case within ninety (90) days after the last day of the Performance Cycle to which such Award relates. Such payments shall be made entirely in Shares, unless otherwise provided for in the applicable Award Agreement. The Company shall issue from treasury to the Participant, or if Subsection 5.2.5 applies, to the Participant's estate, a number of Shares equal to the number of PSUs that have vested. As of the Vesting Date, the PSUs in respect of which such Shares are issued shall be cancelled and no further payments shall be made to the Participant under this Plan in relation to such PSUs.

5.2.10 PERFORMANCE EVALUATION; ADJUSTMENT OF GOALS. At the time that a PSU is first issued, the Board, in the Award Agreement or in another written document, may specify whether performance will be evaluated including or excluding the effect of any of the following events that occur during the Performance Cycle or Restriction Period, as the case may be: (A) judgments entered or settlements reached in litigation; (B) the write down of assets; (C) the impact of any reorganization or restructuring; (D) the impact of changes in tax laws, accounting principles, regulatory actions or other laws affecting reported results; (E) extraordinary non-recurring items as may be described in the Company's management's discussion and analysis of financial condition and results of operations for the applicable financial year; (F) the impact of any mergers, acquisitions, spin-offs or other divestitures; (G) foreign exchange gains and losses; and (H) other extraordinary events having a similar impact on a Participant's ability to satisfy Performance Criteria, as determined in the discretion of the Board.

5.2.11 ADJUSTMENT OF PERFORMANCE SHARE UNITS. The Board shall have the sole discretion to adjust the determination of the degree of attainment of the pre-established Performance Criteria or restrictions, as the case may be, as may be set out in the applicable Award Agreement governing the relevant PSU. Notwithstanding any provision herein to the contrary, the Board may not make any adjustment or take any other action with respect to any PSU that will increase the amount payable under any such PSU. The Board shall retain the sole discretion to adjust PSUs downward or to otherwise reduce the amount payable with respect to any Award of PSUs.

5.3 DEFERRED SHARE UNITS

5.3.1 ELIGIBILITY AND PARTICIPATION. Subject to the provisions of this Plan and such other terms and conditions as the Board may prescribe, the Board may, from time to time, grant Awards of DSUs to Eligible Persons. DSUs granted to a Participant shall be credited, as of the Grant Date, to the Participant's Account. The number of DSUs to be credited to each Participant shall be determined by the Board in its sole discretion in accordance with this Plan. Each DSU shall, contingent upon the occurrence of the applicable vesting criteria, represent one

(1) Share. Each DSU grant shall be evidenced by an Award Agreement that shall specify the number of DSUs granted pursuant to an Award and the vesting criteria in respect of such DSUs, and any other provisions as the Board shall determine, including, but not limited to the specification that the Board will pay cash equal to the value of the vested Shares upon settlement of the Award in lieu of any settlement by issuance of Shares pursuant to Subsection 5.3.5. In the absence of any specification of the method of settlement in the Award Agreement, any Award of DSUs may be settled in either Shares or cash in the Board's discretion.

5.3.2 ELECTION BY DIRECTORS. Each Director may elect to receive any part or all of his or her Fees in DSUs under this Plan. Elections by Participants regarding the amount of their Fees that they wish to receive in DSUs shall be made no later than 90 days after this Plan is adopted by the Board, and thereafter no later than December 31 of any given year with respect to Fees for the following year. Any Director who becomes a Participant during a fiscal year and wishes to receive an amount of his or her Fees for the remainder of that year in DSUs must make his or her election within 60 days of becoming a Director.

5.3.3 CALCULATION. In the case of an election by a Director, the number of DSUs to be credited to the Participant's Account shall be calculated by dividing the amount of Fees selected by a Director in the applicable Election Form by the Market Price on the Grant Date, or if more appropriate, another trading range that best represents the period for which the award was earned (subject to minimum pricing requirements of the Exchange). If, as a result of the foregoing calculation, a Participant shall become entitled to a fractional DSU, the Participant shall only be credited with a full number of DSUs (rounded down) and no payment or other adjustment will be made with respect to the fractional DSU.

5.3.4 CHANGE OF CONTROL. Unless otherwise determined by the Board, in the event of a Change of Control, all DSUs granted to a Participant shall become fully vested in such Participant and shall become payable to the Participant in accordance with Subsection 5.3.5 hereof.

5.3.5 PAYMENT OF AWARD. After the effective date that the Participant ceases to be an Eligible Person for any reason or any earlier vesting period(s) as may be set forth in the applicable Award Agreement, each Participant shall be entitled to receive on the DSU Payment Date that number of Shares equal to the number of DSUs credited to the Participant's Account, such Shares to be issued from treasury of the Company, or, as otherwise determined by the Board, a cash amount equal to the value of the vested Shares. The aforementioned payment will occur on the date (the "DSU Payment Date") that is one of two (2) dates designated by the Participant and communicated to the Company by the Participant in writing at least fifteen (15) days prior to the designated day (or such earlier date as the Participant and the Company may agree, which dates shall be no earlier than then ninetieth (90) day following the year of the Cessation Date and no later than the end of the calendar year following the year of the Cessation Date, or any earlier period in which the DSUs vested, as the case may be) and if no such notice is given, then on the first anniversary of the Cessation Date or any earlier period on which the DSUs vested, as the case may be, at the sole discretion of the Participant.

5.3.6 DEATH. Upon death of a Participant, the Participant's estate shall be entitled to receive, within 120 days after the Participant's death and at the sole discretion of the Board, such Shares that would have otherwise been payable in accordance with Subsection 5.3.5 hereof to the Participant upon such Participant ceasing to be an Eligible Person.

5.4 OPTIONS

5.4.1 ELIGIBILITY AND PARTICIPATION. Subject to the provisions of this Plan and such other terms and conditions as the Board may prescribe, the Board may, from time to time, grant Awards of Options to Eligible Persons. Options granted to a Participant shall be credited, as of the Grant Date, to the Participant's Account. The number of Options to be credited to each Participant shall be determined by the Board in its sole discretion in accordance with this Plan. Each vested Option shall represent the right to purchase one (1) Share in accordance with its terms and the terms of this Plan. The number of Options granted pursuant to an Award shall be specified in the applicable Award Agreement.

5.4.2 EXERCISE PRICE. The exercise price of the Options shall be determined by the Board at the time the Option is granted. In no event shall such exercise price be lower than the Market Price permitted by the Exchange. The Board shall not reprice any Options granted under this Plan, or cancel and later grant new Options under this Plan, except in accordance with the rules and policies of the Exchange.

5.4.3 TIME AND CONDITIONS OF EXERCISE. The Board shall determine the time or times at which an Option may be exercised in whole or in part. The Board shall also determine the vesting, performance and/or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

5.4.4 EVIDENCE OF GRANT. All Options shall be evidenced by a written Award Agreement. The Award Agreement shall reflect the Board's determinations regarding the exercise price, time and conditions of exercise (including vesting provisions) and such additional provisions as may be specified by the Board.

5.4.5 EXERCISE. The exercise of any Option will be contingent upon receipt by the Company of a written notice of exercise in the manner and in the form set forth in the applicable Award Agreement, which written notice shall specify the number of Shares with respect to which the Option is being exercised, and which shall be accompanied by a cheque, bank draft or other method of cash payment as is acceptable to the Company for the full purchase price of such Shares with respect to which the Option is exercised. Certificates for such Shares shall be issued and delivered to the Participant within a reasonable time following the receipt of such notice and payment. Neither the Participants nor their legal representatives, legatees or distributees will be, or will be deemed to be, a holder of any Shares unless and until the certificates for the Shares issuable pursuant to Options under this Plan are issued to such Participants under the terms of this Plan. In the event that the expiry date of an Option falls during a Blackout Period, the expiry date of such Option shall automatically be extended to a date which is ten (10) Trading Days following the end of such Blackout Period (the "Extension Period"), subject to no cease trade order being in place under applicable securities laws; provided that if an additional Blackout Period is subsequently imposed by the Company during the Extension Period, then such Extension Period shall be deemed to commence following the end of such additional Blackout Period to enable the exercise of such Option within ten (10) Trading Days following the end of the last imposed Blackout Period.

5.4.6 CHANGE OF CONTROL. In the event of a Change of Control, each outstanding Option, to the extent that it has not otherwise become vested and exercisable, and subject to the applicable Award Agreement, shall automatically become fully and immediately vested and exercisable, without regard to any other applicable vesting requirement.

5.4.7 DEATH. Where a Participant shall die, any Option held by such Participant at the date of death shall be exercisable in whole or in part only by the person or persons to whom the rights of the Participant under the Option shall pass by the will of the Participant or the laws of descent and distribution for a period of 120 days after the date of death of the Participant or prior to the expiration of the Option, whichever is sooner, and then only to the extent that such Participant was entitled to exercise the Option at the date of death of such Participant.

5.4.8 TERMINATION OF EMPLOYMENT OR SERVICE.

(a) Where a Participant's employment is terminated by the Company or a subsidiary of the Company for cause, or where a Participant's consulting agreement is terminated as a result of the Participant's breach, no Option held by such Participant shall be exercisable from the date of termination determined by the Board.

(b) Where a Participant's employment is terminated by the Company or a subsidiary of the Company without cause, by voluntary termination or due to Retirement by the Participant, or where a Participant's consulting agreement is terminated for a reason other than the Participant's breach, any Option held by such Participant at such time shall remain exercisable in full at any time, and in part from time to time, for a period of 90 days after the date of termination determined by the Board (subject to any longer period set out in the applicable Award Agreement or as determined by the Board) or prior to the expiration of the Option, whichever is sooner, and then only to the extent that such Participant was entitled to exercise the Option at the date of termination determined by the Board.

(c) Where a Participant becomes afflicted by a Disability, all Options granted to the Participant under this Plan will continue to vest in accordance with the terms of such Options. Where a Participant's employment or consulting agreement with the Company or a subsidiary of the Company is terminated due to Disability, unless the applicable Award Agreement provides otherwise and subject to the provisions below, any Option held by such Participant shall remain exercisable for a period of 120 days after the date of termination determined by the Board (subject to any longer period set out in the applicable Award Agreement or as determined by the Board) or prior to the expiration of the Option, whichever is sooner, and then only to the extent that such Participant was entitled to exercise the Option at the date of termination determined by the Board.

5.4.9 CESSATION OF DIRECTORSHIP. Where, in the case of Directors, a Participant ceases to be a Director for any reason, any Option held by such Participant at such time shall, subject to the applicable Award Agreement and the provisions below, remain exercisable in full at any time, and in part from time to time, for a period of 90 days after the Cessation Date (subject to any longer period set out in the applicable Award Agreement or as determined by the Board) or prior to the expiration of the Option, whichever is sooner, and then only to the extent that such Participant was entitled to exercise the Option as of the Cessation Date. Where, in the case of Directors, a Participant becomes afflicted by a Disability, all Options granted to the Participant under this Plan will continue to vest in accordance with the terms of such Options, provided that if a Participant ceases to be a Director due to Disability, subject to the applicable Award Agreement, any Option held by such Participant shall remain exercisable for a period of 120 days after the Cessation Date (subject to any longer period set out in the applicable Award Agreement or as determined by the Board) or prior to the expiration of the Option, whichever is sooner, and then only to the extent that such Participant was entitled to exercise the Option as of the Cessation Date.

5.4.10 ELIGIBLE CHARITABLE ORGANIZATIONS. Where, in the case of Eligible Charitable Organizations, a Participant ceases to be an Eligible Person due to no longer being an Eligible Charitable Organization, any Option held by such Participant at such time shall, subject to the applicable Award Agreement and the provisions below, remain exercisable in full at any time, and in part from time to time, for a period of 90 days after the Cessation Date (subject to any longer period set out in the applicable Award Agreement or as determined by the Board) or prior to the expiration of the Option, whichever is sooner, and then only to the extent that such Participant was entitled to exercise the Option as of the Cessation Date.

5.5 STOCK APPRECIATION RIGHTS

5.5.1 ELIGIBILITY AND PARTICIPATION. Subject to the provisions of this Plan and such other terms and conditions as the Board may determine, the Board may, from time to time, in its discretion, grant Awards of SARs to Eligible Persons. SARs granted to a Participant shall be credited, as of the Grant Date, to the Participant's Account. The number of SARs to be credited to each Participant shall be determined by the Board in its sole discretion in accordance with this Plan. The number of SARs granted pursuant to an Award shall be specified in the applicable Award Agreement.

5.5.2 SAR GRANT PRICE. The exercise price of the SAR (the "SAR Grant Price") shall be determined by the Board at the time the SAR is granted. In no event shall the SAR Grant Price be lower than the Market Price. The Board shall not reprice the SAR Grant Price of any SAR granted under this Plan, except in accordance with the rules and policies of the Exchange. For greater certainty, the Company will be required to obtain disinterested shareholder approval in accordance with the Policy in respect of any reduction in the SAR Grant Price applicable to SARs granted to any Participant if the Participant is an Insider at the time of the proposed reduction.

5.5.3 PAYMENT.

(a) Subject to the provisions hereof, a SAR is the right to receive a payment in Shares equal to the excess, if any, of:

(i) the Market Price at the date such SAR is exercised; over

(ii) the SAR Grant Price, multiplied by the number of Shares in respect of which the SAR is being exercised (less any amount required to be withheld for taxes by applicable law) (the "SAR Amount").

(b) For greater clarity, the actual number of Shares to be granted to the Participant pursuant to Subsection 5.5.3(a) shall be equal to the aggregate SAR Amount divided by the Market Price at the time of exercise.

(c) Notwithstanding the foregoing, in the sole discretion of the Board, the Award Agreement may provide that the Company may elect to satisfy the exercise of a SAR (in whole or in part) by paying to the Participant cash in an amount equal to the SAR Amount in lieu of Shares.

5.5.4 TERMS OF SARs. SARs shall be granted on such terms as shall be determined by the Board and set out in the Award Agreement (including any terms pertaining to vesting and settlement), provided the term of any SAR granted under this Plan shall not exceed ten (10) years.

5.5.5 EXERCISE. The exercise of any SAR will be contingent upon receipt by the Company of a written notice of exercise in the manner and in the form set forth in the applicable Award Agreement, which written notice shall specify the number of Shares with respect to which the SAR is being exercised. If the Participant is to receive Shares, certificates for such Shares shall be issued and delivered to the Participant within a reasonable time following the receipt of such notice. Neither the Participant nor his legal representatives, legatees or distributees will be, or will be deemed to be, a holder of any Shares unless and until the certificates for the Shares issuable pursuant to SARs under this Plan are issued to such Participant under the terms of this Plan. In the event that the expiry date of a SAR falls during a Blackout Period, the expiry date of such SAR shall automatically be extended to the Extension Period, subject to no cease trade order being in place under applicable securities laws; provided that if an additional Blackout Period is subsequently imposed by the Company during the Extension Period, then such Extension Period shall be deemed to commence following the end of such additional Blackout Period to enable the exercise of such SAR within ten (10) business days following the end of the last imposed Blackout Period.

5.5.6 CHANGE OF CONTROL. Unless otherwise determined by the Board, in the event of a Change of Control, all SAR's granted to a Participant shall become fully vested in such Participant and shall become exercisable by the Participant in accordance with Subsection 5.5.5 hereof, provided that no acceleration of vesting of SARs upon a Change of Control can occur prior to the date that is one year from the date of grant of such SARs unless the Participant ceases to be an Eligible Person in connection with such Change of Control.

5.5.7 DEATH. Where a Participant shall die while holding a SAR, any SAR held by such Participant at the date of death shall be exercisable in whole or in part only by the person or persons to whom the rights of the Participant under the SAR shall pass by the will of the Participant or the laws of descent and distribution for a period of 120 days after the date of death of the Participant or prior to the expiration of the exercise period in respect of the SAR, whichever is sooner, and then only to the extent that such Participant was entitled to exercise the SAR at the date of death of such Participant.

5.5.8 TERMINATION OF EMPLOYMENT OR SERVICE.

(a) Where a Participant's employment is terminated by the Company or a subsidiary of the Company for cause, or where a Participant's consulting agreement is terminated as a result of the Participant's breach, no SAR held by such Participant shall be exercisable from the date of termination determined by the Board.

(b) Where a Participant's employment is terminated by the Company or a subsidiary of the Company without cause, by voluntary termination or due to Retirement by the Participant, or where a Participant's consulting agreement is terminated for a reason other than the Participant's breach, any SAR held by such Participant at such time shall remain exercisable in full at any time, and in part from time to time, for a period of 90 days after the date of termination determined by the Board (subject to any longer period set out in the applicable Award Agreement, which period shall not, in any event, exceed twelve (12) months from the date of termination determined by the Board) or prior to the expiration of the exercise period in respect of the SAR, whichever is sooner, and then only to the extent that such Participant was entitled to exercise the SAR at the date of termination determined by the Board.

(c) Where a Participant becomes afflicted by a Disability, all SARs granted to the Participant under this Plan will continue to vest in accordance with the terms of such SARs. Where a Participant's employment or consulting agreement with the Company or a subsidiary of the Company is terminated due to Disability, subject to the applicable Award Agreement, any SAR held by such Participant shall remain exercisable for a period of 120 days after the date of termination determined by the Board (subject to any longer period set out in the applicable Award Agreement, which period shall not, in any event, exceed twelve (12) months from the date of termination determined by the Board) or prior to the expiration of the exercise period in respect of the SAR, whichever is sooner, and then only to the extent that such Participant was entitled to exercise the SAR at the date of termination determined by the Board.

5.5.9 CESSATION OF DIRECTORSHIP. Where, in the case of Directors, a Participant ceases to be a Director for any reason, any SAR held by such Participant at such time shall, subject to the applicable Award Agreement and the provisions below, remain exercisable in full at any time, and in part from time to time, for a period of 90 days after the Cessation Date or prior to the expiration of the exercise period in respect of the SAR, whichever is sooner, and then only to the extent that such Participant was entitled to exercise the SAR as of the Cessation Date. Where, in the case of Directors, a Participant becomes afflicted by a Disability, all SARs granted to the Participant under this Plan will continue to vest in accordance with the terms of such SARs, provided that if a Participant ceases to be a Director due to Disability, subject to the applicable Award Agreement, any SAR held by such Participant shall remain exercisable for a period of 120 days after the Cessation Date or prior to the expiration of the exercise period in respect of the SAR, whichever is sooner, and then only to the extent that such Participant was entitled to exercise the SAR as of the Cessation Date.

5.6 GENERAL TERMS APPLICABLE TO AWARDS

5.6.1 FORFEITURE EVENTS. The Board will specify in an Award Agreement at the time of the Award that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company policies, fraud, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant or other conduct by the Participant that is detrimental to the business or reputation of the Company.

5.6.2 AWARDS MAY BE GRANTED SEPARATELY OR TOGETHER. Without limiting this Subsection 5.6, Awards may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution for any other Award. Awards granted in addition to or in tandem with other Awards, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

5.6.3 NON-TRANSFERABILITY OF AWARDS. No Award and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution. No Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company. The Company does not intend to make Awards assignable or transferable, except where required by law or in certain estate proceedings described herein.

5.6.4 CONDITIONS AND RESTRICTIONS UPON SECURITIES SUBJECT TO AWARDS. The Board may provide that the Shares issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Board in its sole discretion may specify, including without limitation, conditions on vesting or transferability and forfeiture or repurchase provisions or provisions on payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation: (A) restrictions under an insider trading policy or pursuant to applicable law; (B) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant; (C) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and (D) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

5.6.5 SHARE CERTIFICATES. All Shares delivered under this Plan pursuant to any Award shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under this Plan or the rules, regulations, and other requirements of any securities commission, the Exchange, and any applicable securities legislation, regulations, rules, policies or orders, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

5.6.6 CONFORMITY TO PLAN. In the event that an Award is granted which does not conform in all particulars with the provisions of this Plan, or purports to grant an Award on terms different from those set out in this Plan, the Award shall not be in any way void or invalidated, but the Award shall be adjusted by the Board to become, in all respects, in conformity with this Plan.

SECTION 6 AMENDMENT AND TERMINATION

6.1 SHAREHOLDER APPROVAL OF PLAN. The Company must obtain shareholder approval of the Plan: (i) within three years after institution; and (ii) within every three years thereafter. The shareholder approval requirements and related matters are set out in section 8.1 of this Plan.

6.2 AMENDMENTS AND TERMINATION OF THIS PLAN. The Board may at any time or from time to time, in its sole and absolute discretion, amend, suspend, terminate or discontinue this Plan and may amend the terms and conditions of any Awards granted hereunder, subject to (a) any required approval of any applicable regulatory authority or the Exchange, and (b) any required approval of shareholders of the Company in accordance with the rules and policies of the Exchange or applicable law. Without limitation, shareholder approval shall not be required for the following amendments:

6.2.1 amendments to fix typographical errors;

6.2.2 amendments to clarify existing provisions of the Plan that do not have the effect of altering the scope, nature and intent of such provisions; and

6.2.3 amendments that are necessary to comply with applicable law or the requirements of the Exchange.

If this Plan is terminated, Awards granted or issued prior to the date of termination shall remain outstanding and in effect in accordance with their applicable terms and conditions.

6.3 AMENDMENTS TO AWARDS. In accordance with the policies of the Exchange, the terms of an Award may not be amended once issued, unless otherwise approved by the Exchange and subject to compliance with applicable laws. In the event Exchange approval is received for the amendment of an Award, no amendment shall be made which would impair the rights of any Participant, without such Participant's consent, provided that no such consent shall be required if the amendment is: (a) either required or advisable in respect of compliance with any law, regulation or requirement of any accounting standard; or (b) not reasonably likely to significantly diminish the benefits provided under such Award.

6.4 CANCELLATION OF AWARDS. In accordance with the policies of the Exchange, if an Award is cancelled prior to its expiry date, the Company shall not grant new Awards to the same Participant until 30 days have elapsed from the date of cancellation.

SECTION 7 GENERAL PROVISIONS

7.1 NO RIGHTS TO AWARDS. No Eligible Person shall have any claim to be granted any Award under this Plan, or, having been selected to receive an Award under this Plan, to be selected to receive a future Award, and further there is no obligation for uniformity of treatment of Eligible Persons under this Plan. The terms and conditions of Awards need not be the same with respect to each recipient, subject to compliance with the terms of this Plan.

7.2 WITHHOLDING. The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under this Plan the amount (in cash, Shares, other securities, or other Awards) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under this Plan and to take such other action as may be necessary in the opinion of the Company to satisfy statutory withholding obligations for the payment of such taxes. Without in any way limiting the generality of the foregoing, whenever cash is to be paid on the redemption, exercise or vesting of an Award, the Company shall have the right to deduct from all cash payments made to a Participant any taxes required by law to be withheld with respect to such payments. Whenever Shares are to be delivered on the redemption, exercise or vesting of an Award, the Company shall have the right to deduct from any other amounts payable to the Participant any taxes required by law to be withheld with respect to such delivery of Shares, or if any payment due to the Participant is not sufficient to satisfy the withholding obligation, to require the Participant to remit to the Company in cash an amount sufficient to satisfy any taxes required by law to be withheld. At the sole discretion of the Board, a Participant may be permitted to satisfy the foregoing requirement by:

7.2.1 electing to have the Company withhold from delivery Shares having a value equal to the amount of tax required to be withheld, or

7.2.2 delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or a portion of the Shares and to deliver to the Company from the sales proceeds an amount sufficient to pay the required withholding taxes.

7.3 NO LIMIT ON OTHER SECURITY-BASED COMPENSATION ARRANGEMENTS. Nothing contained in this Plan shall prevent the Company or a subsidiary of the Company from adopting or continuing in effect other security-based compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

7.4 NO RIGHT TO EMPLOYMENT. The grant of an Award shall not constitute an employment contract nor be construed as giving a Participant the right to be retained in the employ of the Company. Further, the Company may at any time dismiss a Participant from employment, free from any liability, or any claim under this Plan, unless otherwise expressly provided in this Plan or in any Award Agreement.

7.5 NO RIGHT AS SHAREHOLDER. Neither the Participant nor any representatives of a Participant's estate shall have any rights whatsoever as shareholders in respect of any Shares covered by such Participant's Award, until the date of issuance of a share certificate to such Participant or representatives of a Participant's estate for such Shares.

7.6 CURRENCY. Unless expressly stated otherwise, all dollars amounts in this Plan are in Canadian dollars.

7.7 GOVERNING LAW. This Plan and all of the rights and obligations arising herefrom shall be interpreted and applied in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

7.8 SEVERABILITY. If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of this Plan and any such Award shall remain in full force and effect.

7.9 NO TRUST OR FUND CREATED. Neither this Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured creditor of the Company.

7.10 NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award, and the Board shall determine whether cash, or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

7.11 HEADINGS. Headings are given to the Sections and Subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

7.12 NO REPRESENTATION OR WARRANTY. The Company makes no representation or warranty as to the value of any Award granted pursuant to this Plan or as to the future value of any Shares issued pursuant to any Award.

7.13 NO REPRESENTATIONS OR COVENANTS WITH RESPECT TO TAX QUALIFICATION. Although the Company may, in its discretion, endeavor to (i) qualify an Award for favourable Canadian tax treatment or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under this Plan.

7.14 CONFLICT WITH AWARD AGREEMENT. In the event of any inconsistency or conflict between the provisions of this Plan and an Award Agreement, the provisions of this Plan shall govern for all purposes.

7.15 COMPLIANCE WITH LAWS. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges on which the Company is listed as may be required. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

7.15.1 obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

7.15.2 completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective.

The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

SECTION 8 EFFECTIVE DATE OF THIS PLAN AND SHAREHOLDER APPROVAL

8.1 EFFECTIVE DATE AND SHAREHOLDER APPROVAL. This Plan shall become effective upon the date (the "Effective Date") of approval by the Board and will remain subject to initial shareholder approval ("Initial Shareholder Approval"), provided that, if the Company grants or issues Awards under this Plan that it would not otherwise be permitted to grant under its existing Option Plan prior to Initial Shareholder Approval having been obtained, the Company must also obtain specific (and separate) shareholder approval for such grants or issuances. If Initial Shareholder Approval is obtained after the Effective Date, no right under any Award (other than an Option, which was or could have been granted under the existing Option Plan) that is granted or issued under this Plan prior to such shareholder approval may vest or be exercised, as applicable, before the date on which Initial Shareholder Approval and shareholder approval for such grants or issuances (as applicable) are obtained. Shareholder approval of this Plan must be obtained within three years after the date on which Initial Shareholder Approval is obtained and within every three years thereafter. If requisite shareholder approvals following Initial Shareholder Approval are not obtained, all unallocated Awards must be cancelled and the Company must not be permitted to grant further Awards.

Approved by the Board of Directors of the Company effective October 17, 2025.

Approved by the shareholders of the Company on November 19, 2025